Exhibit 99.1

Annaly Capital Management, Inc. Reports 2nd Quarter 2009 Core EPS of $0.66; Increase of 10% from Prior Year and 18% from Prior Quarter

NEW YORK--(BUSINESS WIRE)--July 29, 2009--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended June 30, 2009, of $364.5 million or $0.66 per average share available to common shareholders as compared to Core Earnings of $305.2 million or $0.60 per average share available to common shareholders for the quarter ended June 30, 2008, and Core Earnings of $309.3 million or $0.56 per average share available to common shareholders for the quarter ended March 31, 2009. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps and unrealized gains or losses on interest rate swaps. On a GAAP basis, net income for the quarter ended June 30, 2009, was $597.1 million or $1.09 per average share available to common shareholders, as compared to net income of $308.0 million or $0.60 per average share available to common shareholders for the quarter ended June 30, 2008, and net income of $349.9 million or $0.64 per average share related to common shareholders for the quarter ended March 31, 2009.

During the quarter ended June 30, 2009, the Company sold $524.2 million of Mortgage-Backed Securities, resulting in a realized gain of $2.4 million. During the quarter ended June 30, 2008, the Company sold $2.1 billion of Mortgage-Backed Securities, resulting in a realized gain of $2.8 million. During the quarter ended March 31, 2009, the Company sold $835.7 million of Mortgage-Backed Securities, resulting in a realized gain of $5.0 million.

Common dividends declared for the quarter ended June 30, 2009, were $0.60 per share, as compared to $0.55 per share for the quarter ended June 30, 2008, and $0.50 per share for the quarter ended March 31, 2009. The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2009, based on the June 30, 2009 closing price of $15.14, was 15.85%. On a Core Earnings basis, the Company provided an annualized return on average equity of 17.20% for the quarter ended June 30, 2009, as compared to 17.88% for the quarter ended June 30, 2008 and 15.96% for the quarter ended March 31, 2009. On a GAAP basis, the Company provided an annualized return on average equity of 28.17% for the quarter ended June 30, 2009, as compared to an annualized return on average equity of 18.04% for the quarter ended June 30, 2008, and an annualized return on average equity of 18.06% for the quarter ended March 31, 2009.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “I’m pleased that we continue to deliver strong risk-adjusted returns for our shareholders while maintaining a prudent approach to portfolio management. Even though we expect the currently favorable operating conditions to persist for some time, we will continue to vigilantly monitor the many policy and economic cross-currents that can affect our returns.”

For the quarter ended June 30, 2009, the annualized yield on average earning assets was 5.04% and the annualized cost of funds on the average repurchase balance was 2.57%, which resulted in an average interest rate spread of 2.47%. This is a 48 basis point increase over the 1.99% annualized interest rate spread for the quarter ended June 30, 2008, and a 36 basis point increase over the 2.11% annualized interest rate spread for the quarter ended March 31, 2009. At June 30, 2009, the weighted average yield on assets was 4.67% and the weighted average cost of funds, including the effect of interest rate swaps, was 2.54%, which resulted in an interest rate spread of 2.13%. Leverage at June 30, 2009, was 5.9:1 compared to 7.1:1 at June 30, 2008, and 6.0:1 at March 31, 2009.

Fixed-rate securities comprised 69% of the Company’s portfolio at June 30, 2009. The balance of the portfolio was comprised of 25% adjustable-rate mortgages and 6% LIBOR floating-rate collateralized mortgage obligations. At June 30, 2009, the Company had entered into interest rate swaps with a notional amount of $19.8 billion, or 31% of the portfolio. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of June 30, 2009, all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities, which carry an actual or implied “AAA” rating.

“Investment opportunities for new capital remain attractive in the current environment,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “The yield curve steepened during the quarter, and prepayment speeds continue to come in slower than market expectations. Mortgage rates trended up during the quarter, which should serve to further dampen refinancing activity going forward. Our swap book, which provides the bulk of the floating rate exposure in our portfolio, continues to roll into lower rates and thereby lower our cost of funds. After taking into account the effect of interest rate swaps, at June 30, 2009, our portfolio of Investment Securities was comprised of 37% floating-rate, 25% adjustable-rate and 38% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	June 30, 2009	June 30, 2008	March 31, 2009
Leverage at period-end	5.9:1	7.1:1	6.0:1
Fixed-rate investment securities as a percentage of portfolio	69%	69%	66%
Adjustable-rate investment securities as a percentage of portfolio	25%	23%	27%
Floating-rate investment securities as a percentage of portfolio	6%	8%	7%
Notional amount of interest rate swaps as a percentage of portfolio	31%	30%	31%
Annualized yield on average earning assets during the quarter	5.04%	5.50%	5.23%
Annualized cost of funds on average repurchase balance during the quarter	2.57%	3.51%	3.12%
Annualized interest rate spread during the quarter	2.47%	1.99%	2.11%
Weighted average yield on assets at period-end	4.67%	5.27%	4.86%
Weighted average cost of funds at period-end	2.54%	3.40%	2.78%
Interest rate spread at period-end	2.13%	1.87%	2.08%
Weighted average receive rate on interest rate swaps at period-end	0.38%	2.47%	0.55%
Weighted average pay rate on interest rate swaps at period-end	4.20%	4.78%	4.55%

The Constant Prepayment Rate was 19% during the second quarter of 2009, as compared to 16% during the second quarter of 2008, and 16% during the first quarter of 2009. The weighted average cost basis of the Company’s Investment Securities was 101.6 at June 30, 2009. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended June 30, 2009, June 30, 2008, and March 31, 2009, was $58.4 million, $26.6 million, and $41.0 million, respectively. The total net premium remaining unamortized at June 30, 2009, June 30, 2008, and March 31, 2009, was $924.9 million, $500.7 million, and $668.3 million, respectively.

General and administrative expenses as a percentage of average assets were 0.19%, 0.18% and 0.20% for the quarters ended June 30, 2009, June 30, 2008, and March 31, 2009, respectively. At June 30, 2009, June 30, 2008, and March 31, 2009, the Company had a common stock book value per share of $15.60, $13.03 and $14.67, respectively.

At June 30, 2009, Annaly’s wholly-owned registered investment advisors had under management approximately $9.9 billion in net assets and $19.0 billion in gross assets, as compared to $2.7 billion in net assets and $11.8 billion in gross assets at June 30, 2008 and $8.5 billion in net assets and $16.3 billion in gross assets at March 31, 2009. For the quarter ended June 30, 2009, the investment advisors earned investment advisory and service fees, net of fees paid to distributors, of $11.3 million, as compared to $6.0 million for the quarter ended June 30, 2008 and $7.3 million for the quarter ended March 31, 2009.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), and currently has 544,357,410 shares of common stock outstanding.

The Company will hold the second quarter 2009 earnings conference call on July 30, 2009 at 10:00 a.m. EST. The number to call is 800-322-2803 for domestic calls and 617-614-4925 for international calls and the pass code is 30518899. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 67731924. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then E-Mail alerts, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	June 30, 2009 (Unaudited)	March 31, 2009 (Unaudited)	December 31, 2008(1)	September 30, 2008 (Unaudited)	June 30, 2008 (Unaudited)

ASSETS

Cash and cash equivalents	$ 1,352,798	$ 1,035,118	$ 909,353	$ 1,083,814	$ 1,462,737
Reverse repurchase agreements with affiliate	170,916	452,480	562,119	619,657	49,964
Mortgage-Backed Securities, at fair value	65,165,126	58,785,456	55,046,995	54,840,928	58,017,305
Agency debentures, at fair value	616,893	-	598,945	618,352	731,995
Available-for-sale equity securities, at fair value	156,990	51,418	52,795	22,490	32,631
Trading securities, at fair value	-	-	-	2,199	23,478
Receivable for Investment Securities sold	412,214	33,009	75,546	2,446,342	824,308
Accrued interest and dividends receivable	313,772	291,347	282,532	295,925	303,228
Receivable from Prime Broker(2)	16,886	16,886	16,886	-	-
Receivable for advisory and service fees	10,039	6,507	6,103	3,581	4,703
Intangible for customer relationships	11,091	11,399	12,380	6,726	7,604
Goodwill	27,917	27,917	27,917	22,966	22,966
Interest rate swaps, at fair value	7,267	-	-	-	-
Other assets	5,346	5,717	6,044	2,602	3,216

Total assets	$68,267,255	$60,717,254	$57,597,615	$59,965,582	$61,484,135

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$51,326,930	$48,951,178	$46,674,885	$51,075,758	$51,839,663
Payable for Investment Securities purchased	7,017,444	2,121,670	2,062,030	839,235	1,405,109
Trading securities sold, not yet purchased, at fair value	-	-	-	30,903	48,718
Accrued interest payable	102,662	112,457	199,985	168,361	154,615
Dividends payable	326,612	272,170	270,736	296,254	296,201
Accounts payable and other liabilities	40,115	23,970	8,380	26,385	36,625
Interest rate swaps, at fair value	722,700	1,012,574	1,102,285	384,258	400,998
Total liabilities	59,536,463	52,494,019	50,318,301	52,821,154	54,181,929

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 2,604,814, 2,607,564, 3,963,525, 4,496,525, and 4,496,525 shares issued and outstanding, respectively	63,118	63,185	96,042	108,957	108,957

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 987,987,500 authorized, 544,353,997, 544,339,785, 541,475,366, 540,189,101, and 538,546,666, issued and outstanding, respectively	5,444	5,443	5,415	5,402	5,385
Additional paid-in capital	7,668,988	7,667,769	7,633,438	7,616,528	7,592,161
Accumulated other comprehensive income (loss)	1,362,134	1,121,551	252,230	(661,498)	(478,791)
Accumulated deficit	(545,980)	(811,801)	(884,899)	(102,049)	(102,594)

Total stockholders’ equity	8,667,674	8,160,050	7,183,272	7,035,471	7,193,249

Total liabilities, Series B cumulative convertible preferred stock and stockholders’ equity	$68,267,255	$60,717,254	$57,597,615	$59,965,582	$61,484,135

(1)	Derived from the audited consolidated financial statements at December 31, 2008.

(2)	The Company invested $45,000,000 in an equity fund and has redeemed $56,000,000. Net unrealized gains in the fund valued at September 15, 2008 still remain at the prime broker, Lehman Brothers International (Europe), which is in bankruptcy and the ultimate recovery of such amount remains uncertain.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Interest income	$710,401	$716,015	$740,282	$810,659	$773,359

Interest expense	322,596	378,625	450,805	458,250	442,251

Net interest income	387,805	337,390	289,477	352,409	331,108

Other income (loss)
Investment advisory and service fees	11,736	7,761	7,224	7,663	6,406
Gain (loss) on sale of Mortgage-Backed Securities	2,364	5,023	(468)	(1,066)	2,830
(Loss) income from trading securities	-	-	(2,010)	7,671	2,180
Dividend income from available-for-sale equity securities	3,221	918	612	580	580
Loss on other-than-temporarily impaired securities(1)	-	-	-	(31,834)	-
Unrealized gain (loss) on interest rate swaps(2)	230,207	35,545	(768,268)	-	-
Total other income (loss)	247,528	49,247	(762,910)	(16,986)	11,996

Expenses
Distribution fees	432	428	287	299	370
General and administrative expenses	30,046	29,882	26,957	25,455	27,215
Total expenses	30,478	30,310	27,244	25,754	27,585

Income (loss) before income taxes	604,855	356,327	(500,677)	309,669	315,519

Income taxes	7,801	6,434	6,302	7,538	7,527

Net income	597,054	349,893	(506,979)	302,131	307,992

Dividends on preferred stock	4,625	4,626	5,135	5,335	5,334

Net income (loss) available (related) to common shareholders	$592,429	$345,267	($512,114)	$296,796	$302,658

Net income (loss) available (related) per share to common shareholders:
Basic	$1.09	$0.64	($0.95)	$0.55	$0.60
Diluted	$1.08	$0.63	($0.95)	$0.54	$0.59

Weighted average number of common shares outstanding:
Basic	544,344,844	542,903,110	541,099,147	538,706,131	503,758,079
Diluted	550,099,709	548,551,328	541,099,147	547,882,488	512,678,975

Net income (loss)	$597,054	$349,893	($506,979)	$302,131	$307,992
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	176,013	820,178	863,018	(232,347)	(529,008)
Unrealized gain on interest rate swaps	66,934	54,166	50,242	16,740	388,861
Reclassification adjustment for (gains) losses included in net income	(2,364)	(5,023)	468	32,900	(2,830)
Other comprehensive income (loss)	240,583	869,321	913,728	(182,707)	(142,977)
Comprehensive income	$837,637	$1,219,214	$406,749	$119,424	$165,015

(1)	Although the Company has the intent and ability to retain its investment in Chimera Investment Corporation, the Company determined that it is appropriate to recognize an other-than-temporary impairment charge of $31.8 million. Recognition of such impairment charges does not reduce the taxable income of the Company. The non-cash charge is the difference between the purchase price for the shares and their fair value at September 30, 2008.

(2)	Beginning in the fourth quarter of 2008, the Company no longer applies hedge accounting to its interest rate swaps under SFAS 133. As a result, changes in unrealized gains and losses in interest rate swaps are reported in the income statement for GAAP purposes.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except per share data)

	For the six months ended
	June 30, 2009	June 30, 2008
Interest income	$1,426,416	$1,564,487

Interest expense	701,221	979,857

Net interest income	725,195	584,630

Other income
Investment advisory and service fees	19,497	13,004
Gain on sale of Mortgage-Backed Securities	7,387	12,247
Income from trading securities	-	4,034
Dividend income from available-for-sale equity securities	4,139	1,521
Unrealized gain (loss) on interest rate swaps	265,752	-
Total other income	296,775	30,806

Expenses
Distribution fees	860	1,003
General and administrative expenses	59,928	51,210
Total expenses	60,788	52,213

Income before income taxes and noncontrolling interest	961,182	563,223

Income taxes	14,235	12,137

Net income	946,947	551,086

Noncontrolling interest	-	58

Net income attributable to controlling interest	946,947	551,028

Dividend on preferred stock	9,251	10,707

Net income available to common shareholders	$937,696	$540,321

Net income available per share to common shareholders:
Basic	$1.72	$1.14
Diluted	$1.71	$1.13

Weighted average number of common shares outstanding:
Basic	543,627,960	473,785,256
Diluted	549,394,817	482,813,463

Net income	$946,947	$551,028
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	996,191	(311,445)
Unrealized gain (loss) on interest rate swaps	121,100	(2,902)
Reclassification adjustment for gains included in net income	(7,387)	(12,247)
Other comprehensive income (loss)	1,109,904	(326,594)
Comprehensive income (loss)	$2,056,851	$224,434

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1- (888) 8Annaly
www.annaly.com